Exhibit (a)(1)(B)

Letter of Transmittal

To Tender Shares of Common Stock

Pursuant to the Offer to Purchase for Cash

Dated January 29, 2010

by

LABRANCHE & CO INC.

of

Up to 15,000,000 Shares of its Common Stock

at a Purchase Price of $4.60 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 1, 2010,

UNLESS THE OFFER IS EXTENDED.

By Mail or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Department 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	By Facsimile Transmission: For Eligible Institutions Only: 201-680-4626 Confirm Facsimile Transmission by Telephone Only: 201-680-4860	By Hand: BNY Mellon Shareowner Services Attn: Corporate Actions Department 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery.

The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s)) (Attach additional signed list if necessary)	Shares Tendered

	Certificate Number(s)(1)	Total Number of Shares Represented by Certificate(s)(l)	Total Number of Shares Tendered(2)

Total Shares
(1) Need not be completed by shareholders tendering by book-entry transfer. (2) Unless otherwise indicated, it will be assumed that all Shares described above are being tendered. See Instruction 4.

☐  Lost Certificates. I have lost my certificate(s) for                                      shares and require assistance in replacing the shares. (See Instruction 11).

This Letter of Transmittal is to be used either if certificates for shares (as defined below) are to be forwarded herewith or, unless an agent’s message (as defined in Section 3 of the Offer to Purchase (as defined below)) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by the Depositary (as defined below) at the book-entry transfer facility (as defined in Section 3 of the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Tendering stockholders whose certificates for shares are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation (as defined in Section 3 of the Offer to Purchase) with respect to, their shares and all other documents required hereby to the Depositary prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase) must tender their shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2.

DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTO-COPY OF THE NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owners(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If delivered by book-entry transfer, check box: ☐

ODD LOTS

(See Instruction 12)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐  is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐   is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

Ladies and Gentlemen:

The undersigned hereby tenders to LaBranche & Co Inc. (the “Company”) the above-described shares of common stock, par value $0.01 per share (the “shares”), of the Company, at a price of $4.60 per share, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated January 29, 2010 (the “Offer to Purchase”), and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints BNY Mellon Shareowner Services (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such shares, to (a) deliver certificates for such shares or transfer ownership of such shares on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for purchase by the Company, the Company will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or the Company, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the valid tender of shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer.

It is a violation of Rule 14e-4 promulgated under the Exchange Act (as defined in the Offer to Purchase) for a person acting alone or in concert with others, directly or indirectly, to tender shares for such person’s own account unless at the time of tender and at the Expiration Time such person has a “net long position” in (a) the shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to the Company that (a) the undersigned has a “net long position” in shares or Equivalent Securities at least equal to the shares being tendered within the meaning of Rule 14e-4, and (b) such tender of shares complies with Rule 14e-4.

The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, pay for shares properly tendered and not properly withdrawn prior to the Expiration Time in the Offer. The undersigned understands that all shares properly tendered and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer, including its proration provisions and “odd lot” provisions, and that the Company will return at its expense all other shares, including shares not purchased because of proration, promptly following the Expiration Time.

In participating in the Offer to purchase for cash, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the purchase price being offered to stockholders for their shares does not reflect any independent valuation of the Company’s common stock and the Company has not obtained a fairness opinion from any banking or other firm as to the fairness of the purchase price or the relative values of the Company’s common stock and the purchase price; (4) the future value of the Company’s common stock is unknown and cannot be predicted with certainty; (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the recipient of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Company.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the purchase price and/or return any certificate for shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the book-entry transfer facility designated above. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the shares so tendered.

NOTE: SIGNATURE MUST BE PROVIDED ON PAGE 11 BELOW.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the purchase price of shares accepted for payment and/or certificates for shares not tendered or not accepted are to be issued in the name of someone other than the undersigned.

Issue check and/or certificates to:

Name
(Please Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security No.) (Also Complete Substitute W-9 Below)

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the purchase price of shares accepted for payment and/or certificates for shares not tendered or not accepted are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown above.

Mail check and/or certificates to:

Name
(Please Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security No.) (Also Complete Substitute W-9 Below)

IMPORTANT

STOCKHOLDER: SIGN HERE

(Please complete and return the attached Substitute Form W-9 below)

Signature(s) of Holder(s) of Shares

Dated:

Name (s)

(Please Print)

Capacity (full title) (See Instruction 5)

Address

(Include Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No. (See Substitute Form W-9 enclosed herewith)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Guarantee of Signature(s)

(If Required—See Instructions 1 and 5)

Authorized Signature:

Name

Name of Firm

Address

(Include Zip Code)

Area Code and Telephone No.

Dated:

PAYER’S NAME: BNY MELLON SHAREOWNER SERVICES
SUBSTITUTE Form W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
Social Security Number(s) OR

Employer Identification Number(s)

Department of the Treasury Internal Revenue Service

Part 2—Certification—Under penalties of perjury,

I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a U.S. resident alien)

Part 3— Awaiting TIN ☐ Part 4— Exempt TIN ☐

Payer’s Request for Taxpayer Identification Number (“TIN”)	Certification Instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS stating that you were subject to backup withholding you received another notification from the IRS stating you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 4.

Date: , 2010
Name (Please Print):

Address (Please Print):

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number, and that if I do not provide my taxpayer identification number within 60 calendar days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature:                                                                         Date:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the shares) of shares tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) such shares are tendered for the account of a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution. Stockholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 5.

2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholders either if certificates are to be forwarded herewith or, unless an agent’s message (as defined below) is utilized, if delivery of shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a stockholder validly to tender shares pursuant to the Offer, either (a) a Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Time and either certificates for tendered shares must be received by the Depositary at one of such addresses or shares must be delivered pursuant to the procedures for book-entry transfer set forth herein (and a book-entry confirmation must be received by the Depositary), in each case prior to the Expiration Time, or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

Stockholders whose certificates for shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Time may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by the Company, must be received by the Depositary prior to the Expiration Time and (c) the certificates for all tendered shares in proper form for transfer (or a book-entry confirmation with respect to all such shares), together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary, in each case within three business days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

The method of delivery of shares, this Letter of Transmittal and all other required documents, including delivery through the book-entry transfer facility, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their shares.

3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares of common stock should be listed on a separate signed schedule attached hereto.

4. Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.” In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Instruction 1.

6. Stock Transfer Taxes. The Company will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

7. Payment and Delivery Instructions. If a check for the purchase price of any shares accepted for payment is to be issued in the name of, and/or certificates for any shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions 1 and 5.

8. Irregularities. The Company will determine in its sole discretion all questions as to the purchase price, the number of shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of shares. Any such determinations will be final and binding on all persons participating in the Offer, subject to such participant’s disputing such determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the Company’s counsel’s opinion, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular shares, and the Company’s interpretation of the terms of the Offer, including these instructions, will be final and binding on all persons participating in the Offer, subject to such participant’s disputing such determination in a court of competent jurisdiction. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent (as defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

9. Backup Withholding and Withholding. In order to avoid United States backup withholding at a rate of 28% on payments of cash pursuant to the Offer, a stockholder surrendering shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder’s correct taxpayer identification number (“TIN”), and certify that the stockholder is a U.S. person on Substitute Form W-9 below in this Letter of Transmittal, and certify under penalties of perjury that such TIN is correct and that the stockholder is not subject to backup withholding. If a stockholder does not provide a correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the “IRS”) may impose a $50 penalty on such stockholder, and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 28%.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be refunded or credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is provided to the IRS.

A tendering stockholder is required to give the Depositary the TIN (i.e., taxpayer identification number or social security number) of the record owner of the shares being tendered. If the shares are held in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

The box in part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the depositary will withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, these amounts will be refunded to such stockholder if a TIN is provided to the Depositary within 60 days.

Some stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Any non-U.S. Holder will be subject to withholding at a rate of 30% on payments received pursuant to the Offer, unless the Depositary determines that a reduced or zero rate of withholding is applicable pursuant to an applicable income tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the United States. Backup withholding generally will not apply to amounts subject to the 30% or treaty-reduced rate of withholding. In order to establish an exemption from backup withholding or to obtain a reduced or zero rate of withholding under an applicable income tax treaty, a non-U.S. Holder must deliver to the Depositary before the payment is made a properly completed and executed IRS Form W-8BEN (or other applicable Form W-8) claiming such reduction or exemption. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a non-U.S. Holder must deliver to the Depositary before the payment is made a properly completed and executed IRS Form W-8ECI claiming such exemption. Such forms can be obtained from the Depositary. A non-U.S. Holder may be eligible to file for a refund of such tax or a portion of such tax withheld if such stockholder meets the “complete redemption,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 14 of the Offer to Purchase or if such stockholder is entitled to a reduced or zero rate of withholding pursuant to a tax treaty and the Depositary withheld at a higher rate.

10. Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact the Dealer Manager or your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

11. Lost, Destroyed or Stolen Certificates. If your certificate(s) for part or all of your shares has been lost, stolen, destroyed or mutilated, you should check the box for “Lost Certificates” in the box on page 1 and promptly send the completed Letter of Transmittal to the Depositary. Upon receipt of your Letter of Transmittal, the Depositary will provide you with instructions on how to obtain a replacement certificate. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. There may be a fee and additional documents may be required to replace lost certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to send the properly completed Letter of Transmittal to the Depositary immediately to ensure timely processing of documentation. If you have questions, you may contact the Depositary at 201-680-4626 or at 201-680-4860.

12. Odd Lots. As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all shares properly tendered before the Expiration Time and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares at the purchase price. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

13. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, stockholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the shares purchased. See Sections 1 and 14 of the Offer to Purchase.

IMPORTANT. This Letter of Transmittal, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary prior to the Expiration Time and either certificates for tendered shares must be received by the Depositary or shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Time, or the tendering stockholder must comply with the procedures for guaranteed delivery.

The Letter of Transmittal, certificates for shares and any other required documents should be sent or delivered by each stockholder of the Company or such stockholder’s bank, broker, dealer, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the Offer is:

BNY Mellon

Shareowner Services

By Mail or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Department 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	By Facsimile Transmission: For Eligible Institutions Only: 201-680-4626 Confirm Facsimile Transmission by Telephone Only: 201-680-4860	By Hand: BNY Mellon Shareowner Services Attn: Corporate Actions Department 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

Delivery of the letter of transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokers Call: (203) 658-9400

Holders Call Toll-free: (800) 607-0088